UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101) SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 6, 2009, Target Corporation issued the following news release:

RE-ELECTION OF TARGET CORPORATION DIRECTORS IS IN BEST INTEREST OF ALL TARGET SHAREHOLDERS

Target to Oppose Election of William Ackman and His Nominees

MINNEAPOLIS, April 06, 2009 — Target Corporation (NYSE:TGT) today commented on the preliminary proxy materials filed with the Securities and Exchange Commission by William “Bill” Ackman’s Pershing Square, a group of affiliated hedge funds that appear to own approximately 3.4% of Target’s shares and derivatives on a further 4.4% of Target shares, regarding Target’s 2009 Annual Meeting of Shareholders.

The company said, “We believe that the current Target Board has the strength, diversity, experience and qualifications to provide effective and independent oversight and direction to the company.  Target’s Board consists of highly qualified directors, all but one of whom are independent.  Each member of Target’s Board is committed to delivering superior results and serving the best interests of all Target shareholders.”

The Board firmly believes that the re-election of all four of the current directors whose terms expire at this year’s meeting is in the best interest of Target shareholders. They are:

•                  Mary N. Dillon, Executive Vice President and Global Chief Marketing Officer, McDonald’s Corporation,

•                  Richard M. Kovacevich, Chairman, Wells Fargo & Company,

•                  George W. Tamke, Partner, Clayton, Dubilier & Rice, Inc., and

•                  Solomon D. Trujillo, Chief Executive Officer, Telstra Corp. Ltd.

Target will be distributing proxy materials to shareholders of record as of March 30, 2009 in support of the nomination for re-election of its four current directors. The company will hold its 2009 Annual Meeting of Shareholders on May 28, 2009.

About Target

Target Corporation’s retail segment includes large general merchandise and food discount stores and Target.com, a fully integrated on-line business. In addition, the company operates a credit card segment that offers branded proprietary and Visa credit card products. The company currently operates 1,699 Target stores in 49 states. Target Corporation news releases are available at www.target.com.

Important Information

Target, its directors, and certain of its officers and other employees are participants in the solicitation of proxies from Target’s shareholders in connection with Target’s 2009 annual meeting.  Important information concerning the identity and interests of these persons is available in the preliminary proxy statement Target filed with the SEC on March 30, 2009.

Target will file a definitive proxy statement in connection with its 2009 annual meeting.  The definitive proxy statement, any other relevant documents, and other materials filed with the SEC concerning Target are (or will be, when filed) available free of charge at http://www.sec.gov and http://investors.target.com.  Shareholders should read carefully the definitive proxy statement and the accompanying WHITE proxy card when they become available before making any voting decision.

Contacts:

John Hulbert

Susan Kahn

(612) 761-6627

(612) 761-6735

Joele Frank / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
(212) 355 4449

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